UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2010

TechTarget, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-33472	04-3483216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

275 Grove Street, Newton MA	02466
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On November 8, 2010, TechTarget, Inc. (“TechTarget”) issued a press release announcing its results for the third fiscal quarter ended September 30, 2010. TechTarget is also posting a copy of its supplemental prepared remarks with respect to the completed quarter on the Investor Information section of its website at www.techtarget.com. The full text of the press release issued in connection with the announcement and the related prepared remarks are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.  The information contained in Item 2.02 of this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On November 8, 2010, TechTarget announced that it expects to commence a tender offer on November 9, 2010 to purchase up to 10 million shares of its common stock at a price per share of $6.00.  TechTarget will use a portion of its cash, cash equivalents and investments to fund the tender offer. As of September 30, 2010, TechTarget had approximately $85 million in cash, cash equivalents and investments.  If more than approximately 6.7 million shares are purchased, TechTarget expects to evaluate a possible debt financing following the completion of the tender offer.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Current Report on Form 8-K does not constitute an offer to buy or the solicitation of an offer to sell shares of TechTarget common stock.  The tender offer is being made only pursuant to the Offer to Purchase, Letter of Transmittal and related materials that TechTarget will shortly be distributing to its stockholders and filing with the Securities and Exchange Commission.  Stockholders and investors should read carefully the Offer to Purchase, Letter of Transmittal and related materials because they contain important information, including the various terms of, and conditions to, the tender offer.  Stockholders and investors may obtain a free copy of the tender offer statement on Schedule TO, the Offer to Purchase, Letter of Transmittal and other documents that TechTarget will shortly be filing with the Securities and Exchange Commission at the Commission’s website at www.sec.gov, the investor information section of TechTarget’s website at www.techtarget.com or by calling Georgeson Inc., the information agent for the tender offer, toll-free at (800) 248-7690.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits. The following exhibits relating to Item 2.02 and 8.01shall be deemed to be furnished, and not filed:

99.1        A copy of the press release issued by TechTarget, Inc. on November 8, 2010 is furnished herewith.

99.2        A copy of the prepared remarks posted by TechTarget, Inc. to its website on November 8, 2010 is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2010	TECHTARGET, INC.

	By:	/s/ Greg Strakosch
Greg Strakosch
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 8, 2010

99.2	Prepared Remarks dated November 8, 2010